Exhibit 10.24(a)

FIRST AMENDED AND RESTATED LICENSE AGREEMENT

This First Amended and Restated License Agreement (the “Agreement”) is entered into and effective as of September 12, 2007 (the “Effective Date”), by and between Helix BioMedix, Inc. a Delaware corporation with its principal place of business at 22118 20th Avenue SE, Suite 204, Bothell, WA 98021 (“Licensor”), and Grant Industries, Inc. a New Jersey corporation with its principal place of business at 103 Main Avenue, Elmwood Park, NJ 07407 (“Licensee”). Licensor and Licensee each may be referred to in this Agreement individually as a “Party” or collectively as the “Parties.”

RECITALS

A. The Parties entered into a Non-Exclusive License Agreement effective December 12, 2006 (the “Prior Agreement”).

B. The Parties entered into a First Amendment to License Agreement effective May 2, 2007 (the “First Amendment”), which amended Sections 3.1 and 4.1 of the Prior Agreement, concerning, respectively, royalty payment schedules and certain progress reports.

C. The Parties now wish to amend and restate the Prior Agreement in its entirety to, among other things, render the license herein exclusive with respect to a certain Peptide, to add an additional Peptide to the exclusive license hereunder, and to incorporate the amendments set forth in the First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do agree as follows:

This Agreement is effective as of the Effective Date and amends, restates, and supersedes in its entirety the Prior Agreement, as amended by the First Amendment. This Agreement shall not impair or otherwise affect any right or obligation of either Party existing under the Prior Agreement (as amended) prior to the effectiveness hereof.

1 – DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1 “Affiliate” means any entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another entity. For purposes of this definition only, “control”, and, with correlative meanings, the terms “controlled

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by” and “under common control with” shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a party, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than twenty-five percent (25%) of the voting securities or other ownership interest of a party; provided that, if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.2 “Applicable Law” means the applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time in the Territory.

1.3 “Confidential Information” means the terms and conditions of this Agreement, all non-public information related to the Peptides, all Know-How, and all other information, data, reports and other records that a Party to this Agreement receives from the other Party to this Agreement.

1.4 “GAAP” means United States generally accepted accounting principles consistently applied.

1.5 “Know-How” means trade secrets, knowledge, information, expertise, data, materials and know-how that are owned, have been developed and/or created or are developed during the term of this Agreement by or for the Licensor related to the research, development, use or manufacture of the Peptides.

1.6 “Market” means the cosmetic- and over-the-counter- personal-care products market.

1.7 “Net Revenue” means ***

1.8 “Patents” means the patents and patent applications set forth in Exhibit A.

1.9 “Peptides” means Licensor’s proprietary bioactive peptides described in Exhibit A attached to this Agreement. Licensor may add peptides that are proprietary to Licensor to Exhibit A at its sole discretion.

1.10 “Peptide A”, “Peptide B” and “Peptide C” have the meanings given in Exhibit A.

1.11 “Premix” means a formulation other than a final formulation that is manufactured by Licensee and that incorporates any single Peptide (as defined above), regardless of what ingredients (of Licensee or any third party) other than Peptide may be included in such formulation.

1.12 “Regulatory Authorities” means any applicable governmental entities regulating or otherwise exercising authority in the Territory.

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1.13 “Royalties” means the royalties payable by Licensee set forth in Exhibit C, which shall be paid in accordance with Section 3.

1.14 “Sublicensee” means any third party to which rights hereunder are sublicensed in accordance with Section 2.2 (including any further sublicensees of a sublicensee).

1.15 “Territory” means the countries or other geographic areas set forth in Exhibit B, as such exhibit may be amended from time to time pursuant to the terms hereof.

2 – LICENSE GRANT

2.1 License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a right and license, under the Patents and the Know-How, to (i) purchase the Peptides in pure form, at Licensee’s expense, from a manufacturer approved in advance by Licensor in writing (or from Licensor, subject to availability and on terms as may be agreed between Licensee and Licensor); (ii) formulate the Peptides into Premix; provided that no Premix may contain more than one Peptide; and (iii) market, sell and distribute the Premix to manufacturers in the Market in accordance with Section 2.2, in each case in the Territory and for commercial purposes only. The licenses granted herein shall be non-exclusive with respect to Peptide A, and Licensee acknowledges and agrees that Licensor intends to grant the same or similar rights to other parties. The licenses granted herein with respect to Peptide B and Peptide C shall be exclusive (including as against Licensor) with respect to the rights granted in Section 2.1(ii) and (iii).

2.2 Sublicense. Subject to the terms and conditions of this Agreement, Licensee may grant rights to third parties that purchase Premix from Licensee to (i) market, sell and distribute such Premix to manufacturers in the Market and (ii) incorporate such Premix into final products within the Market and market, sell and distribute such final products, in each case in the Territory and for commercial purposes only. Licensee shall notify Licensor of the identity of each Sublicensee promptly after any sublicense of rights is made hereunder. Licensee shall recommend in writing to each Sublicensee that Peptide (considered in pure form) be present in any final formulation at a concentration level not less than those set forth in Exhibit A with respect to each Peptide, and as agreed between the Parties with respect to any Peptide that may be added to Exhibit A pursuant to Section 1.9. Further, Licensee shall use its best efforts to prevent any use, sale, marketing or distribution of Premix or any product containing Premix by any third party in a manner inconsistent with the terms or intent of this Agreement, and failing such prevention, to promptly notify Licensor of any such inconsistent use, sale, marketing or distribution by a third party.

2.3 No Other Rights. Except as expressly set forth in this Agreement, Licensor shall retain all right, title and interest in and to the Patents, the Peptides and all Know-How, and nothing in this Agreement shall be construed to confer any rights upon Licensee by implication, estoppel or otherwise other than as expressly set forth in this Agreement.

2.4 Modification of Territory. Exhibit B may be amended from time to time upon request by Licensee and with the consent of Licensor, which consent shall not be unreasonably

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withheld. Without limiting the generality of the foregoing, Licensor’s withholding of consent shall be deemed reasonable as to a country or geographic region if at the time of the request by Licensee, Licensor is or is considering doing business (directly or indirectly) with respect to such country or geographic region, which business involves or may involve any Peptide.

2.5 No Assignment of Improvements. For avoidance of doubt, Licensee does not assign or otherwise transfer to Licensor hereunder any right, title or interest in or to any improvements or inventions relating to, based upon, or derived from the Peptides that may be made by Licensee in connection with its performance under this Agreement.

3 – PAYMENTS

3.1 Royalties. Royalties will be paid within thirty (30) days after the end of each three-month period ending the last day of February, May, August, and November during the term of this Agreement, with respect to royalty-bearing sales occurring in that three-month period. Such payment will be accompanied by a statement with information set forth in Exhibit D indicating the associated Net Revenue (including currency conversions) itemized by Premix (including quantity sold), Royalties payable, and the concentration of Peptide(s) in each Premix. At Licensor’s request, Licensee will also provide to Licensor records of Licensee that fairly reflect the Net Revenue attributable to a particular three-month period.

3.2 Minimum Royalties. Licensee agrees to comply with the minimum Royalty payment obligations set forth in Exhibit C hereto during the term of this Agreement.

3.3 Payment Method. All amounts payable by Licensee to Licensor pursuant to this Agreement shall be paid in U.S. dollars by wire transfer in immediately available funds to an account designated by Licensor. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of (i) the prime rate as published in The Wall Street Journal, Western Edition, on the first day of each calendar month in which such payments are overdue, plus seven percentage points, or if less, (ii) the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

4 – REPORTS

4.1 Progress Reports. Each calendar quarter during the term, the Parties shall discuss via teleconference or other agreed-upon means the progress of the Agreement, in connection with which Licensee shall (a) describe any commercialization activities with respect to the Peptides and any other work relating to the Peptides that it has performed, or caused to be performed, since the last such report, (b) evaluate the work performed in relation to the goals of this Agreement and Licensee’s work plans and (c) provide such other information as may be required by this Agreement or reasonably requested by Licensor relating to such activities.

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4.2 Record Retention. Licensee shall maintain complete and accurate books, records and accounts that fairly reflect Peptide concentrations and quantities sold by customer in sufficient detail and in accordance with GAAP to confirm Licensee’s compliance with the terms and conditions of this Agreement and the accuracy of any payments required hereunder, which books, records and accounts shall be retained by Licensee until the later of (i) three (3) years after the end of the period to which such books, records and accounts pertain and (ii) such longer period as may be required under Applicable Law.

4.3 Audit. Licensor shall have the right to have an independent certified public accounting firm of nationally recognized standing, reasonably acceptable to Licensee, have access during normal business hours, and upon reasonable prior written notice, to such records of the Licensee as may be reasonably necessary to verify compliance by Licensee with the terms and conditions of this Agreement and the accuracy of any payments required hereunder for any three-month period described in Section 3.1 ending not more than forty-eight (48) months prior to the date of such request; provided, however, that Licensor shall not have the right to conduct more than one such audit in any twelve (12)-month period. Licensor shall bear the cost of such audit unless the audit reveals a variance in any payments required hereunder of more than 5%, in which case Licensee shall bear the cost of the audit.

4.4 Payment of Additional Amounts. If, based on the results of an audit, additional payments are owed by Licensee, it shall make such additional payments, with interest from the date originally due at the rate of 1% per month, within thirty (30) days after the date on which the accounting firm’s written report is delivered to Licensee.

4.5 Confidentiality. Licensor shall treat all information subject to review under this Section 4 in accordance with the confidentiality provisions of Section 6 of this Agreement.

5 – INFRINGEMENT

5.1 Infringement. In the event that Licensee learns of (i) any infringement of any of the Patents or (ii) any misappropriation of any of the Know-How, Licensee shall promptly inform Licensor in writing and Licensor may elect to initiate and prosecute legal proceedings with respect thereto at Licensor’s cost and expense. In the event that Licensor elects not to pursue such legal proceedings, Licensee shall have the right to do so at Licensee’s cost and expense.

5.2 Cooperation. In any infringement suit instituted by Licensor or Licensee pursuant to this Agreement, Licensor or Licensee as the case may be shall, at the other Party’s request and expense, cooperate in all reasonable respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

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6 – CONFIDENTIAL INFORMATION

6.1 Confidential Information. Each Party (“Receiving Party”) shall treat the terms and conditions of this Agreement and all of the Confidential Information that it receives from the other Party (“Disclosing Party”) as secret, confidential, and proprietary of the Disclosing Party and shall not disclose or use such Confidential Information of the Disclosing Party without the prior written consent of the Disclosing Party for any purpose except as expressly permitted under this Agreement. The Receiving Party shall develop and implement such procedures as may be required to prevent the intentional or negligent disclosure to third parties of such Confidential Information of the Disclosing Party, including, but not limited to, requiring each of its employees having access to Confidential Information of the Disclosing Party to enter into a proprietary information agreement consistent with, and no less protective of the Disclosing Party’s rights in the Confidential Information than, the terms set forth in this Section 6 and in this Agreement. Notwithstanding the foregoing, each Party shall have the right to disclose Confidential Information as required by law (using reasonable best efforts to redact, where permitted by law), and to its auditors, accountants, potential investors and potential acquirers under appropriate non-disclosure agreements.

6.2 Exclusions. Notwithstanding the foregoing, nothing in this Agreement shall prevent the disclosure or use by the Receiving Party of the Disclosing Party’s Confidential Information that:

(a) prior to the transmittal thereof to the Receiving Party was of general public knowledge;

(b) becomes, subsequent to the time of transmittal to the Receiving Party, a matter of general public knowledge otherwise than as a consequence of a breach by the Receiving Party of any obligation under this Agreement;

(c) is made public by the Disclosing Party;

(d) was in the possession of the Receiving Party in documentary form prior to the time of disclosure thereof to the Receiving Party by the Disclosing Party, and is held by the Receiving Party free of any obligation of confidence to the Disclosing Party or any third party; or

(e) is received in good faith from a third party having the right to disclose it, who did not obtain such Confidential Information from the Disclosing Party and who imposes no obligation of secrecy on the Receiving Party with respect to such Confidential Information.

7 – REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of Licensor. Licensor represents and warrants that: (i) there are no actions or claims pending, nor to the best of its knowledge, threatened, against Licensor alleging infringement of any patent, copyright, trademark or other intellectual property right relative to the Peptides; (ii) the grant of rights and licenses by Licensor to Licensee under this Agreement is not inconsistent with the terms and conditions of any obligations of Licensor; (iii) no authorization or consent is required for Licensor to grant the rights and licenses under this Agreement or for Licensor to enter into this Agreement; and (iv) Licensor is duly organized and in good standing in its state of incorporation.

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7.2 Representations and Warranties of Licensee. Licensee represents and warrants that: (i) the grant of rights and licenses by Licensee to Licensor under this Agreement is not inconsistent with the terms and conditions of any obligations of Licensee; (ii) no authorization or consent is required for Licensee to grant the rights and licenses under this Agreement or for Licensee to enter into this Agreement; and (iii) Licensee is duly organized and in good standing in its state of incorporation.

8 – DISCLAIMER OF WARRANTIES / LIMITATIONS OF LIABILITY

8.1 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY OR ITS DIRECTORS, OFFICERS, STOCKHOLDERS, EMPLOYEES, AGENTS OR AFFILIATES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENTS, ISSUED OR PENDING, NON-INFRINGEMENT OR THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY LICENSOR THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE INTELLECTUAL PROPERTY OF ANY THIRD PARTY.

8.2 Limitation of Remedies. EXCEPT FOR EITHER PARTY’S OBLIGATIONS UNDER SECTION 9 (INDEMNIFICATION) OR A BREACH OF A PARTY’S OBLIGATIONS UNDER SECTION 6 (CONFIDENTIAL INFORMATION) IN NO EVENT SHALL EITHER PARTY OR ITS DIRECTORS, OFFICERS, STOCKHOLDERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

8.3 Limitation of Liability. EXCEPT FOR EITHER PARTY’S OBLIGATIONS UNDER SECTION 9 (INDEMNIFICATION) OR A BREACH OF A PARTY’S OBLIGATIONS UNDER SECTION 6 (CONFIDENTIAL INFORMATION), THE MAXIMUM TOTAL LIABILITY OF ONE PARTY TO THE OTHER FOR ANY AND ALL CLAIMS RELATING TO OR ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNTS PAID UNDER THIS AGREEMENT.

EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY RELIED UPON THE INCLUSION OF THE LIMITATIONS OF REMEDIES AND LIABILITY SET FORTH IN THIS SECTION 8 IN CONSIDERATION OF ENTERING INTO THIS AGREEMENT.

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9 – INDEMNIFICATION

9.1 By Licensee. Licensee shall at all times during the term of this Agreement and thereafter indemnify defend and hold Licensor and its directors, officers, stockholders, employees, agents and affiliates (collectively, “Licensor Indemnitees”) harmless against any and all liabilities, losses, fines, penalties, damages, expenses of any kind whatsoever, including legal expenses and reasonable attorneys’ fees (collectively, “Losses”) that arise out of any claim, action, demand, suit, or proceeding brought against a Licensor Indemnitee by any third party after the Effective Date, to the extent attributable to or resulting from Licensee’s production, manufacture, testing, marketing, sale, distribution, use, consumption, advertisement or promotion of Licensee’s products or services (including, without limitation, any products that contain, incorporate or are based on Peptides). Licensee’s indemnification obligations under this Section 9.1 shall not apply to any Losses to the extent that they are directly attributable to the grossly negligent activities or intentional misconduct of any of the Licensor Indemnitees.

9.2 By Licensor. Licensor shall at all times during the term of this Agreement and thereafter indemnify defend and hold Licensee and its directors, officers, stockholders, employees, agents and affiliates (collectively, “Licensee Indemnitees”) harmless against any and all Losses that arise out of any claim, action, suit, or proceeding brought against a Licensee Indemnitee by any third party after the Effective Date, to the extent attributable to or resulting from personal injury or death caused by a Peptide considered in isolation (and not attributable to or resulting from the combination of any Peptide(s) with any other substance or material or any act or omission of Licensee or a Sublicensee). Licensor’s indemnification obligations under this Section 9.2 shall not apply to any Losses to the extent that they are directly attributable to the grossly negligent activities or intentional misconduct of any of the Licensee Indemnitees.

9.3 Certain Procedures Regarding Indemnification. All claims for indemnification under this Agreement shall be made as follows:

(a) In the event a third-party claim, action, suit, or proceeding is made against a party entitled to indemnification under this Section 9 (the “Indemnitee”) for which the Indemnitee would be entitled to indemnification hereunder (a “Claim”), the Indemnitee shall notify the Indemnitor of such Claim, specifying the nature and the amount of the Claim (the “Claim Notice”). The Claim Notice must be delivered promptly after the Indemnitee becomes aware of the Claim, provided that the failure of the Indemnitee to comply with such requirement shall not relieve the party required to indemnify a person under Section 9 (the “Indemnitor”) of its obligations hereunder unless the Indemnitor is materially prejudiced in the defense of the Claim due to such failure on the part of the Indemnitee. The Indemnitor shall have the right to undertake and control the defense of any Claim at its expense through counsel of its own choosing (subject to the Indemnitee’s consent to such counsel, which consent may not be unreasonably withheld or delayed). If the Indemnitor undertakes the defense of a Claim: (i) the Indemnitor shall not permit to exist any lien, encumbrance or other adverse charge upon any asset of the Indemnitee; (ii) the Indemnitor may not settle such action without first obtaining the written consent of the Indemnitee, which consent will not be unreasonably withheld or delayed, except for settlements solely covering monetary matters for which the Indemnitor acknowledges responsibility for payment; and (iii) the Indemnitor shall permit the Indemnitee (at the Indemnitee’s sole cost and expense) to participate in such settlement or defense through counsel chosen by the Indemnitee.

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(b) The Indemnitee agrees to preserve and provide access to all evidence in its possession or control that may be useful in defending against a Claim and to provide reasonable cooperation in the defense thereof or in the prosecution of any action against a third party in connection therewith at the Indemnitor’s expense. The Indemnitor’s defense of any Claim or demand shall not constitute an admission or concession of liability therefor or otherwise operate in derogation of any rights the Indemnitor may have against the Indemnitee or any third party. So long as the Indemnitor is reasonably contesting any such Claim in good faith, the Indemnitee shall not pay or settle any such Claim.

(c) If the Indemnitor elects not to undertake the defense of the Claim, the Indemnitee shall have the right to assume the defense of the Claim through counsel of its own choosing and contest, settle or compromise the Claim in the exercise of its exclusive discretion at the expense of the Indemnitor. All reasonable expenses incurred by the Indemnitee pursuant to this Section 9.3(c) shall be reimbursed by the Indemnitor within twenty (20) days of receipt of competent written evidence of such expenses.

10 – INSURANCE

10.1 General Liability. During the term of this Agreement, each Party shall maintain commercial general liability insurance in amounts not less than *** dollars ($***) per occurrence and *** dollars ($***) annual aggregate from an underwriter who has an A.M. Best rating of A-VII or better, and naming the other Party as an additional insured. Such commercial general liability insurance shall include but not be limited to contractual and product liability coverage for each Party’s indemnification obligations under Section 9 of this Agreement. The general liability insurance shall include worldwide coverage, including defense of claims and incidents outside of the United States and its territories. The liability policies required under this Section 10 shall be written as primary and non-contributing to not in excess of any coverage the other Party may choose to maintain. The minimum amounts of insurance coverage required under this Section 10 shall not be construed to create a limit of each Party’s liability with respect to its indemnification obligations under Section 9 of this Agreement.

10.2 Notification. Each Party shall provide the other Party with written evidence of such insurance at any time during the term of this Agreement promptly upon the request of the other Party. Each Party shall provide the other Party with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance. If a Party does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, the other Party shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

10.3 Term of Insurance. Each Party shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during the period that any products containing, incorporating or based on any Peptide are commercially marketed, distributed or sold by Licensee or any Sublicensee.

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11 – EXPORT CONTROLS

Licensee shall comply with and shall, at Seller’s request, demonstrate such compliance with, the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of any U.S. or foreign agency or authority, and shall obtain, and bear all expenses relating to, any necessary licenses and/or exemptions with respect to the export from the U.S. by Licensee or its agents of any Peptide (or any product or material containing, incorporating or based on any Peptide) or any technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof).

12 – MARKS

12.1 Non-Use of Marks. Licensee shall not use the names, logos, trademarks or service marks of Licensor nor any adaptation thereof in any advertising, promotional or sales literature without Licensor’s prior written consent, except that Licensee may state that it is licensed by Licensor hereunder and may identify the inventors of Licensor’s patents and/or patent applications.

13 – TERMINATION

13.1 Term. The term of the Agreement shall begin on the Effective Date and shall continue until December 31, 2009, unless terminated at an earlier date pursuant to the terms and conditions set forth below in this Section 13. This Agreement shall automatically renew for successive one (1) year terms provided the Minimum Royalty Payment requirements set forth in Exhibit C are achieved in the prior year and unless either Party provides written notice to the other Party at least sixty (60) days prior to the end of the applicable term.

13.2 Termination for Breach. Upon any material breach of any provision of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) shall have a right to give written notice thereof (“Notice of Default”) to the Breaching Party. If the Breaching Party does not cure such material breach within thirty (30) days after the date of the Notice of Default, the Non-Breaching Party shall have the right to terminate this Agreement by a second written notice (“Notice of Termination”) to the Breaching Party. If the Non-Breaching Party sends a Notice of Termination to the Breaching Party, this Agreement will automatically terminate on the date of such Notice of Termination. Termination of the Agreement by Licensor under this Section 13.2 shall not relieve Licensee of its obligation to pay any Royalties or other fees owing at the time of termination, if any, and shall not impair any accrued right of Licensor hereunder.

13.3 Termination for Bankruptcy. To the extent permitted by applicable law, each Party shall have the right to immediately terminate this Agreement by giving written notice to the other Party, in the event the other Party: (i) provides notice of its intent to file (or does actually file without providing said notice) a petition in bankruptcy; (ii) attempts to make an assignment hereof for the benefit of creditors or otherwise; (iii) discontinues or dissolves its business; or (iv) if a receiver is appointed for it.

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13.4 Effect of Termination. Upon termination or expiration of this Agreement for any reason: (i) the rights granted to Licensee hereunder shall immediately terminate; and (ii) nothing herein shall be construed to release any party from any obligation that matured prior to the effective date of such termination.

13.5 Survival. Sections 2.3, 3, 4.2, 4.5, 6, 8, 9, 15 and 17 of this Agreement shall survive the termination or expiration of this Agreement.

14 – NOTICES AND OTHER COMMUNICATIONS

Any notice or other communication pursuant to this Agreement shall be sufficiently made or given if sent to such Party by certified first class mail, return receipt requested, postage prepaid, by reputable overnight courier, or by facsimile (with confirmation emission) addressed to it at its address below or as it shall designate by written notice given to the other Party:

In the case of Licensor:

Helix BioMedix, Inc.

22118 20th Avenue SE

Suite 204

Bothell, WA 98021

Fax: (425) 806-2999

Attn: President

In the case of Licensee:

Grant Industries

103 Main Avenue

Elmwood Park, NJ 07407

Fax: (201) 791-0038

Attn: President

All notices sent by first class mail shall be deemed to have been given four (4) business days after deposit, all notices sent by overnight courier or facsimile shall be deemed to have been given one (1) business day after deposit or transmission, as applicable.

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15 – DISPUTE RESOLUTION

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration conducted in New York, New York and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either Party may, without waiving any remedy under this Agreement, seek from any court having jurisdiction thereof any interim or provisional relief that is necessary to protect the rights or property of that Party from immediate and irreparable injury, loss, or damage.

16 – PRESS RELEASES

Neither Party shall issue any press release or other similar public communication relating to this Agreement unless approved in advance and in writing by the other Party, which approval shall not be unreasonably withheld or delayed, except for those communications required by Applicable Law.

17 – MISCELLANEOUS PROVISIONS

18.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure to delay in fulfilling or performing any term of this Agreement when such failure of delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of terrorism, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party shall notify the other Party of such force majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary.

18.2 Assignment. Without the prior written consent of the other Party, neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that Licensor may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the Licensee to any third party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets. Any purported assignment or transfer in violation of this Section 18.2 shall be void ab initio and of no force or effect.

18.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance herefrom, and (d) in lieu of such

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illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid and enforceable provisions as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

18.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

18.5 Entire Agreement. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understating, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

18.6 No Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit hereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

18.7 Attorneys Fees; Equitable Remedies. If either Party brings an action to enforce any rights arising out of or relating to this Agreement, the prevailing Party in such action shall be entitled to recover from the losing Party its reasonable fees, costs and expenses in connection with such action, including reasonable attorneys’ fees. The Parties acknowledge and agree that any breach of this Agreement will cause irreparable harm to the non-breaching party, which shall entitle the non-breaching Party to injunctive relief in addition to all other available legal remedies.

18.8 No Benefit to Third Parties. The representations, warranties, covenants and agreement set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

18.9 Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

18.10 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable

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to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used here mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.

HELIX BIOMEDIX, INC.		GRANT INDUSTRIES
(“Licensor”)		(“Licensee”)

By:	/s/ R. Stephen Beatty	By:	/s/ David Granatell
Name:	R. Stephen Beatty	Name:	David Granatell
Title:	President & CEO	Title:	Executive Director

[SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LICENSE AGREEMENT]

EXHIBIT A

PATENTS, PEPTIDES, AND MINIMUM RECOMMENDED CONCENTRATIONS

Patents:

***

Peptides:

Name	P-No.	Primary Sequence

*** (“Peptide A”)	***	***

*** (“Peptide B”)	***	***

*** (“Peptide C”)	***	***

Minimum Recommended Concentrations (for final, marketable formulations after dilution of Premix):

***
Maximum	percentage of Peptide in Premix product: ***%.

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EXHIBIT B

TERRITORY

United States

Canada

Germany

France

United Kingdom

Italy

Ireland

Spain

Benelux

Switzerland

Poland

China

Hong Kong

Taiwan

South Korea

Japan

Malyasia

Thailand

Vietnam

Philippines

Singapore

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EXHIBIT C

ROYALTY RATES AND MINIMUMS

Royalties

Licensee shall pay to Licensor Royalties in the amount of *** percent (***%) of all Net Revenue, in accordance with the terms set forth in the Agreement.

Minimum Royalty Payments:

Licensor shall have the right to terminate this Agreement and/or remove a Peptide from Exhibit A (at Licensor’s option) if Licensee fails to make the following minimum royalty payments for the applicable calendar year during the term of this Agreement (provided that the minimum amounts for 2006 and 2007 shall include payments made or accrued under the Prior Agreement):

            ***

Should Licensor exercise its right to terminate this Agreement or remove a Peptide from Exhibit A due to Licensee’s failure to meet minimum royalty payments, Licensee may, during the one-year period following notice from Licensor to Licensee of such termination or removal, continue to sell Premix (or Premix containing such removed Peptide, as the case may be) solely to Sublicensees existing as of the date of such notice, subject to the other terms of this Agreement.

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EXHIBIT D

ROYALTY REPORT

Monthly Sales Report – Grant Industries

For the month

of:

Date	Customer Name	Peptide Description	Peptide Conc in Premix	Premix Amount (kg)	Net Revenue	Royalty Rate (***%)
—
—
—
—
—
—
—
—
—
—
—

Total					$—	$—

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